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                                                                   EXHIBIT 11.1

                         DIAMOND OFFSHORE DRILLING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              THREE MONTHS ENDED JUNE 30,
                                                   --------------------------------------------------------------------------------
                                                                    1998                                      1997
                                                   ---------------------------------------   --------------------------------------
                                                                 WEIGHTED                                  WEIGHTED (1)
                                                                  AVERAGE     PER SHARE                      AVERAGE      PER SHARE
                                                      INCOME      SHARES        AMOUNT         INCOME        SHARES         AMOUNT
                                                   (NUMERATOR) (DENOMINATOR)                 (NUMERATOR)  (DENOMINATOR)
                                                   ---------------------------------------   --------------------------------------

   BASIC EPS
      Net income..................................   $111,665      139,328    $  0.80         $  65,234       138,826     $  0.47

   EFFECT OF DILUTIVE POTENTIAL SHARES
      Convertible notes issued 2/4/97 ............      2,458        9,876                        2,112         9,876

   DILUTED EPS
                                                   ---------------------------------------   ---------------------------------------
      Net income + assumed conversions ...........   $114,123      149,204     $  0.76        $  67,346       148,702     $  0.45
                                                   =======================================   =======================================



                                                                               SIX MONTHS ENDED JUNE 30,
                                                   --------------------------------------------------------------------------------
                                                                    1998                                      1997
                                                   ---------------------------------------   --------------------------------------
                                                                 WEIGHTED                                  WEIGHTED (1)
                                                                  AVERAGE     PER SHARE                     AVERAGE      PER SHARE
                                                      INCOME      SHARES        AMOUNT          INCOME       SHARES        AMOUNT
                                                   (NUMERATOR) (DENOMINATOR)                 (NUMERATOR)  (DENOMINATOR)
                                                   ---------------------------------------   --------------------------------------

   BASIC EPS
      Net income.................................  $  192,387      139,326     $  1.38        $  121,464       137,802     $  0.88

   EFFECT OF DILUTIVE POTENTIAL SHARES
      Convertible notes issued 2/4/97 ...........       4,956        9,876                         2,112         7,967

   DILUTED EPS
                                                   ---------------------------------------   --------------------------------------
      Net income + assumed conversions ..........  $  197,343      149,202     $  1.32        $  123,576       145,769     $  0.85
                                                   =======================================   ======================================

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        (1)  Weighted average shares outstanding have been restated to include the retroactive effect of the July 1997 two-for-one stock split in the form of a stock dividend.